EXHIBIT 99.1 – Shareholder Communications Letter

(First South Bancorp, Inc. Letterhead)

August 8, 2017

Dear Stockholder,

First South Bancorp (the “Company”) issued a press release on July 20, 2017 reporting financial results for the three and six-month periods ended June 30, 2017, and filed its Securities and Exchange Commission Form 10-Q on August 8, 2017. The 10-Q document contains a more comprehensive discussion regarding the financial condition and performance of your Company. Both documents can be found in the “About Us” section of our website at www.firstsouthnc.com through the “Investor Information” link. Included with this newsletter is a set of financial statements as of, and for the three and six-month periods ended June 30, 2017. Here are some highlights from our announcement:

➢	Strong quarterly earnings performance with net income of $2.1 million; diluted earnings per share of $0.22 per share; return on average assets of 0.79%, return on average equity of 9.01% and return on average tangible common equity* of 9.82%.
➢	Pre-tax, pre-provision operating earnings* for the current quarter of $3.5 million are 38.2% higher than the $2.5 million reported for the 2016 second quarter.
➢	Strong loan growth as loans-held-for-investment increased by $49.5 million and $76.0 million for the 2017 second quarter and six-month periods, respectively.
➢	Total deposits have grown $106.1 million or 12.9% over last twelve months to $931.5 million.
➢	Strong core deposit growth as demonstrated by an increase in total non-interest bearing deposits of 17.7% to $208.7 million on a year-over-year basis.
➢	Expanded the net interest margin to 3.78% versus 3.76% and 3.74% for the second quarter of 2016 and the first quarter of 2017, respectively.
➢	Increased non-interest income through enhanced fees from a growing core deposit base and robust mortgage banking activity.
➢	Asset quality metrics continue to improve with lower levels of past due and non-performing loans.
➢	We continue to maintain a solid capital position.

Total assets have grown by approximately $71 million during the first six months of 2017 and are approaching $1.1 billion at June 30, 2017. At the end of the second quarter of 2017, total loans and leases held for investment were $777 million, total deposits were $932 million and total stockholders’ equity was $92 million. The goal in late 2014 was to enhance the franchise value of the Company by expanding our geographic footprint and to grow earning assets to achieve greater profitability. Since acquiring $172 million in deposits and nine branches from Bank of America in December 2014, we have grown an additional $143 million in deposits and loaned over $296 million into our local economies. We have accomplished what we set out to do!

Net income for the three and six-month periods ended June 30, 2017 was $2.1 million and $3.9 million, respectively, and compares favorably to the $1.6 million and $3.1 million for the same prior year periods. Earnings per diluted share were $0.22 and $0.41 for the current three and six-month periods compared to $0.17 and $0.32 for the comparable periods ended June 30, 2016. Both net income and earnings per diluted share for the quarter and year-to-date periods are over 27% higher than a year ago. Net income has benefited from substantial increases in net interest income, improvement in core non-interest income (core non-interest income excludes gains and losses on the sale of investment securities and other real estate owned), and effective control of non-interest expenses.

Due to the growth in our loan and lease portfolio, coupled with a shift of earning assets from lower-yielding to higher-yielding assets, the Company has been able to expand its net interest margin for the first six months of 2017 to 3.76% from 3.71% a year ago. Compared with the six-month period ended June 30, 2016, the overall yield on our earning assets has increased by 5 basis points during the current six month period to 4.17% while our cost of funds has remained at 0.42%.

Increases in both the average volume of earning assets and the yield on those earning assets resulted in increases in net interest income of $1.0 million and $1.8 million for the current three and six-month periods compared to one year ago. Excluding gains and losses on the sale of investment securities and other real estate owned, non-interest income improved by $206,000 and $117,000 for the three and six-month periods ended June 30, 2017 compared with the prior year periods. During the second quarter of 2017 the Company incurred $278,000 of professional fees associated with our pending merger. Excluding these merger related costs, non-interest expenses for the three and six-month periods ending June 30, 2017 were below the levels posted for the same periods one year ago.

On June 12, 2017, we issued a joint press release with Carolina Financial Corporation (NASDAQ ticker symbol “CARO”) announcing that your Company has entered into an agreement to be acquired subject to regulatory and stockholder approval. Carolina Financial Corporation is the parent company of CresCom Bank and is headquartered in Charleston, South Carolina. We anticipate holding a Special Meeting of Stockholders later this year to allow stockholders to vote on the proposed merger transaction. The partnership between these two companies would create the second largest community bank in the Carolinas with total assets of approximately $3.3 billion.

It has always been the goal of your Board of Directors to maximize stockholder value. The strategic direction of the Bank has been to take actions aimed at creating a high performing community bank. Over the past five years, the progress made toward achieving that goal has been significant, but there was still work to be done to reach the high performing level our stockholders deserve. The decision to become part of CARO and CresCom Bank was not an easy one, but after months of deliberation and careful consideration, your Board believes that partnering with a like-minded, high-performing community bank is the best path forward to increase and enhance value for you, our stockholders. Please watch your mail, or email, for the proxy statement containing important information regarding the merger.

Thank you for your continued support of First South Bancorp and please feel free to contact me with any questions or concerns.

Sincerely,

/s/ Bruce W. Elder

Bruce W. Elder, President & CEO

(252) 940-4936

bruce.elder@firstsouthnc.com

Cautionary Statements Regarding Forward-Looking Information.

This letter contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. In general, forward-looking statements usually use words such as “may,” “believe,” “expect,” “anticipate,” “intend,” “will,” “should,” “plan,” “estimate,” “predict,” “continue” and “potential” or the negative of these terms or other comparable terminology, including statements related to the expected timing of the closing of the merger with Carolina Financial Corporation (“CARO”), the expected returns and other benefits of the merger, to stockholders, expected improvement in operating efficiency resulting from the merger estimated expense reductions resulting from the merger and the timing of achievement of such reductions, the impact on and timing of the recovery of the impact on tangible book value, and the effect of the merger on regulatory capital ratios. Forward-looking statements represent management’s beliefs, based upon information available at the time the statements are made, with regard to the matters addressed; they are not guarantees of future performance. Forward-looking statements are subject to numerous assumptions, risks and uncertainties that change over time and could cause actual results or financial condition to differ materially from those expressed in or implied by such statements.

Factors that could cause or contribute to such differences include, but are not limited to, the possibility that expected benefits may not materialize in the time frames expected or at all, or may be more costly to achieve; that the merger may not be timely completed, if at all; that prior to completion of the merger or thereafter, the parties’ respective businesses may not perform as expected due to transaction-related uncertainties or other factors; that the parties are unable to implement successful integration strategies; that the required regulatory, stockholder, or other closing conditions are not satisfied in a timely manner, or at all; reputational risks and the reaction of the parties’ customers to the merger; diversion of management time to merger-related issues; and other factors and risk influences contained in the cautionary language included under the headings “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Form 10-K for the year ended December 31, 2016 and other documents subsequently filed by the Company with the Securities and Exchange Commission (the “SEC”). Consequently, no forward-looking statement can be guaranteed. Neither the Company nor CARO undertakes any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For any forward-looking statements made in this letter, the Company claims protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Additional Information About the Merger and Where to Find It

The Company and CARO will file relevant documents concerning the merger with the SEC, including a Registration Statement on Form S-4 which will include a joint proxy statement of CARO and the Company and a prospectus of CARO, as well as other relevant documents concerning the proposed merger.  The proposed merger will be submitted to the Company’s stockholders and CARO’s stockholders for their consideration. This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such off, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

STOCKHOLDERS OF FIRST SOUTH ARE URGED TO READ THE REGISTRATION STATEMENT, THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS WHEN THEY ARE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS WHEN THEY BECOME AVAILABLE, AS THEY WILL CONTAIN IMPORTANT INFORMATION.

Stockholders of the Company will be able to obtain a free copy of the joint proxy statement/prospectus, as well as other filings containing information about the Company and CARO, at the SEC’s internet site (http://www.sec.gov).  Copies of the joint proxy statement/prospectus and the filings with the SEC that will be incorporated by reference in the joint proxy statement/prospectus can also be obtained, without charge, by directing a request to:  First South Bancorp, Inc., 1311 Carolina Avenue, Washington, NC 27889, Attention: Scott C. McLean, Executive Vice President and Chief Financial Officer.

Participants in the Merger Solicitation.

The Company and CARO, and certain of their respective directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in respect of the merger. Information regarding the directors and executive officers of the Company and CARO and other persons who may be deemed participants in the solicitation of the Company’s stockholders in connection with the merger will be included in the joint proxy statement/prospectus for the Company’s special meeting of stockholders, which will be filed with the SEC. Information about the Company’s directors and executive officers can also be found in the Company’s definitive proxy statement in connection with its 2017 annual meeting of stockholders, as filed with the SEC on June 2, 2017, and other documents subsequently filed by the Company with the SEC. Information about CARO’s directors and executive officers can also be found in CARO’s definitive proxy statement in connection with its 2017 annual meeting of stockholders, as filed with the SEC on March 20, 2017, and other documents subsequently filed by CARO with the SEC. Additional information regarding the interests of such participants will be included in the joint proxy statement/prospectus and other relevant documents regarding the merger filed with the SEC when they become available.

*NON-GAAP FINANCIAL MEASURES

Important disclosures about and reconciliations of non-GAAP measures to the corresponding GAAP measures, are provided below and attached to this letter.

This letter and the accompanying Supplemental Financial Data contain financial information determined by methods other than in accordance with generally accepted accounting principles (GAAP) in the United States. Management uses these "non-GAAP" measures in their analysis of the Company's performance. Management believes that these non-GAAP financial measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods as well as demonstrating the effects of significant gains and charges. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Reconciliations of non-GAAP disclosures are provided within the accompanying tables to this letter.

First South Bancorp, Inc. and Subsidiary

Consolidated Statements of Financial Condition

	June 30,	December 31,	June 30,
	2017	2016	2016
Assets	(Unaudited)		(Unaudited)
Cash and due from banks	$23,049,153	$22,854,712	$24,376,456
Interest-bearing deposits with banks	17,022,773	23,320,968	16,357,259
Investment securities available for sale, at fair value	195,401,445	192,606,119	199,855,361
Investment securities held to maturity	506,553	509,617	509,036
Mortgage loans held for sale	6,380,856	5,098,518	5,251,714

Loans and leases held for investment	776,656,251	700,642,291	668,842,905
Allowance for loan and lease losses	(9,366,564)	(8,673,172)	(8,338,244)
Net loans and leases held for investment	767,289,687	691,969,119	660,504,661

Premises and equipment, net	11,152,205	11,291,596	11,671,166
Assets held for sale	185,906	192,720	192,720
Other real estate owned	2,437,946	3,229,423	5,540,672
Federal Home Loan Bank stock, at cost	1,847,700	1,573,700	2,317,500
Accrued interest receivable	3,448,043	3,525,684	3,141,824
Goodwill	4,218,576	4,218,576	4,218,576
Mortgage servicing rights	2,134,256	2,148,905	1,272,952
Identifiable intangible assets	1,490,348	1,611,187	1,753,350
Bank-owned life insurance	18,351,387	18,080,183	17,795,206
Prepaid expenses and other assets	6,462,221	8,470,887	6,720,669

Total assets	$1,061,379,055	$990,701,914	$961,479,122

Liabilities and Stockholders' Equity
Deposits:
Non-interest bearing demand	$208,671,921	$196,917,165	$177,281,556
Interest bearing demand	308,799,734	272,098,903	242,206,763
Savings	149,720,673	145,031,981	142,151,162
Large denomination certificates of deposit	136,978,726	122,819,510	118,773,827
Other time	127,363,292	133,732,804	145,049,086
Total deposits	931,534,346	870,600,363	825,462,394

Borrowed money	22,500,000	17,000,000	32,500,000
Junior subordinated debentures	10,310,000	10,310,000	10,310,000
Other liabilities	5,138,320	5,607,832	5,880,159
Total liabilities	969,482,666	903,518,195	874,152,553

Common stock, $.01 par value, 25,000,000 shares authorized; 9,502,520; 9,494,935; and 9,493,776 shares outstanding, respectively	95,025	94,949	94,938
Additional paid-in capital	36,072,883	36,018,743	35,978,994
Retained earnings	52,822,834	49,560,595	46,241,836
Accumulated other comprehensive income	2,905,647	1,509,432	5,010,801
Total stockholders' equity	91,896,389	87,183,719	87,326,569

Total liabilities and stockholders' equity	$1,061,379,055	$990,701,914	$961,479,122

First South Bancorp, Inc. and Subsidiary

Consolidated Statements of Operations

Three and Six Months Ended June 30, 2017 and 2016

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016

Interest income:
Interest and fees on loans	$8,700,534	$7,642,097	$16,913,822	$14,833,692
Interest on investments and deposits	1,392,349	1,356,030	2,783,029	2,836,282
Total interest income	10,092,883	8,998,127	19,696,851	17,669,974

Interest expense:
Interest on deposits	830,192	697,426	1,584,181	1,366,702
Interest on borrowings	60,469	58,711	122,429	131,797
Interest on junior subordinated notes	127,011	141,578	251,261	281,617
Total interest expense	1,017,672	897,715	1,957,871	1,780,116

Net interest income	9,075,211	8,100,412	17,738,980	15,889,858
Provision for credit losses	485,000	325,000	750,000	550,000
Net interest income after provision for credit losses	8,590,211	7,775,412	16,988,980	15,339,858

Non-interest income:
Deposit fees and service charges	1,964,665	1,931,050	3,820,885	3,838,457
Loan fees and charges	92,723	138,649	178,767	195,634
Mortgage loan servicing fees	316,988	273,689	638,827	507,689
Gain on sale and other fees on mortgage loans	654,016	568,403	1,127,578	982,264
Gain (loss) on sale of other real estate, net	(26,151)	(14,315)	55,500	(26,484)
Gain on sale of investment securities	-	183,955	-	467,470
Other income	555,678	466,798	1,034,464	1,159,085
Total non-interest income	3,557,919	3,548,229	6,856,021	7,124,115

Non-interest expense:
Compensation and fringe benefits	5,000,901	4,944,984	10,114,454	9,984,939
Federal deposit insurance premiums	157,118	160,525	304,492	322,134
Premises and equipment	1,334,666	1,380,675	2,733,216	2,754,484
Marketing	119,050	229,434	182,790	417,253
Data processing	807,722	749,731	1,601,090	1,546,217
Amortization of intangible assets	151,269	133,571	300,466	265,099
Other real estate owned expense	105,093	212,883	269,859	306,557
Other	1,538,363	1,235,090	2,754,365	2,556,137
Total non-interest expense	9,214,182	9,046,893	18,260,732	18,152,820

Income before income tax expense	2,933,948	2,276,748	5,584,269	4,311,153
Income tax expense	879,031	664,734	1,657,155	1,238,345

NET INCOME	$2,054,917	$1,612,014	$3,927,114	$3,072,808

Per share data:
Basic earnings per share	$0.22	$0.17	$0.41	$0.32
Diluted earnings per share	$0.22	$0.17	$0.41	$0.32
Dividends per share	$0.035	$0.030	$0.070	$0.055
Average basic shares outstanding	9,500,958	9,493,776	9,499,289	9,492,489
Average diluted shares outstanding	9,554,420	9,519,565	9,548,382	9,517,248

First South Bancorp, Inc.	Supplemental Financial Data (Unaudited)

	Quarter to Date					Year to Date
	6/30/2017	3/31/2017	12/31/2016	9/30/2016	6/30/2016	6/30/2017	6/30/2016
	(dollars in thousands except per share data)
Consolidated balance sheet data:
Total assets	$1,061,379	$1,039,424	$990,702	$985,795	$961,479	$1,061,379	$961,479

Loans held for sale:	$6,381	$2,507	$5,099	$7,313	$5,252	$6,381	$5,252

Loans and leases held for investment (HFI):
Mortgage	$76,249	$73,107	$74,905	$74,710	$73,100	$76,249	$73,100
Commercial	593,732	558,578	535,047	518,265	510,678	593,732	510,678
Consumer	83,730	73,188	69,454	69,039	66,138	83,730	66,138
Leases	22,945	22,270	21,236	20,452	18,927	22,945	18,927
Total loans and leases HFI	776,656	727,143	700,642	682,466	668,843	776,656	668,843
Allowance for loan and lease losses	(9,367)	(8,941)	(8,673)	(8,498)	(8,338)	(9,367)	(8,338)
Net loans and leases HFI	$767,289	$718,202	$691,969	$673,968	$660,505	$767,289	$660,505

Cash & interest bearing deposits	$40,072	$70,713	$46,176	$57,209	$40,734	$40,072	$40,734
Investment securities	195,908	195,048	193,116	193,765	200,364	195,908	200,364
Bank-owned life insurance	18,351	18,219	18,080	17,937	17,795	18,351	17,795
Premises and equipment	11,152	11,572	11,292	11,609	11,671	11,152	11,671
Goodwill	4,219	4,219	4,219	4,219	4,219	4,219	4,219
Mortgage servicing rights	2,134	2,140	2,149	2,091	1,273	2,134	1,273
Identifiable intangible assets	1,490	1,551	1,611	1,682	1,753	1,490	1,753

Deposits:
Non-interest checking	$208,672	$204,576	$196,917	$189,873	$177,281	$208,672	$177,281
Interest checking	222,267	212,386	189,401	176,034	170,153	222,267	170,153
Money market	86,533	86,598	82,698	88,081	72,054	86,533	72,054
Savings	149,721	147,718	145,032	141,701	142,151	149,721	142,151
Certificates	264,341	268,588	256,552	264,142	263,823	264,341	263,823
Total deposits	$931,534	$919,866	$870,600	$859,831	$825,462	$931,534	$825,462

Borrowings	$22,500	$15,000	$17,000	$20,000	$32,500	$22,500	$32,500
Junior subordinated debentures	10,310	10,310	10,310	10,310	10,310	10,310	10,310
Stockholders' equity	91,896	89,282	87,184	88,294	87,327	91,896	87,327

Consolidated earnings summary:
Interest income	$10,093	$9,604	$9,336	$9,210	$8,998	$19,697	$17,670
Interest expense	1,018	940	920	911	898	1,958	1,780
Net interest income	9,075	8,664	8,416	8,299	8,100	17,739	15,890
Provision for credit losses	485	265	200	220	325	750	550
Noninterest income	3,558	3,298	3,372	3,691	3,548	6,856	7,124
Noninterest expense	9,214	9,047	8,819	8,929	9,046	18,261	18,153
Income before taxes	2,934	2,650	2,769	2,841	2,277	5,584	4,311
Income tax expense	879	778	775	947	665	1,657	1,238
Net income	$2,055	$1,872	$1,994	$1,894	$1,612	$3,927	$3,073

Per Share Data:
Basic earnings per share	$0.22	$0.20	$0.21	$0.20	$0.17	$0.41	$0.32
Diluted earnings per share	$0.22	$0.20	$0.21	$0.20	$0.17	$0.41	$0.32
Dividends per share	$0.035	$0.035	$0.030	$0.030	$0.030	$0.070	$0.055
Book value per share	$9.67	$9.40	$9.18	$9.30	$9.20	$9.67	$9.20

Shares outstanding	9,502,520	9,500,266	9,494,935	9,494,935	9,493,776	9,502,520	9,493,776
Average basic shares	9,500,958	9,497,601	9,494,935	9,494,861	9,493,776	9,499,289	9,492,489
Average diluted shares	9,554,420	9,541,548	9,529,753	9,525,302	9,519,565	9,548,382	9,517,248

Performance ratios (tax equivalent):
Yield on average earning assets	4.19%	4.15%	4.07%	4.13%	4.17%	4.17%	4.12%
Cost of interest bearing liabilities	0.55%	0.52%	0.52%	0.52%	0.52%	0.54%	0.52%
Net interest spread	3.65%	3.62%	3.55%	3.61%	3.64%	3.63%	3.60%
Net interest margin	3.78%	3.74%	3.68%	3.73%	3.76%	3.76%	3.71%
Average earning assets to total average assets	93.61%	93.32%	92.92%	92.42%	92.38%	93.47%	92.29%

Return on average assets (annualized)	0.79%	0.75%	0.80%	0.78%	0.68%	0.77%	0.66%
Return on average equity (annualized)	9.01%	8.52%	8.94%	8.52%	7.55%	8.77%	7.26%
Efficiency ratio	71.65%	74.92%	74.16%	73.84%	77.59%	73.23%	79.14%

Average assets	$1,041,823	$1,014,310	$992,192	$968,729	$947,761	$1,028,027	$943,232
Average earning assets	$975,211	$946,578	$921,984	$895,290	$875,529	$960,850	$870,496
Average equity	$91,452	$89,143	$88,694	$88,481	$85,927	$90,294	$85,096

Equity/Assets	8.66%	8.59%	8.80%	8.96%	9.08%	8.66%	9.08%

First South Bancorp, Inc.	Supplemental Financial Data (Unaudited)

	6/30/2017	3/31/2017	12/31/2016	9/30/2016	6/30/2016	6/30/2017	6/30/2016
	(dollars in thousands except per share data)
Asset quality data and ratios:
Nonaccrual loans and leases:
Non-TDR nonaccrual loans and leases
Earning	$495	$576	$410	$569	$555	$495	$555
Non-Earning	1,489	1,479	1,257	1,289	1,075	1,489	1,075
Total Non-TDR nonaccrual loans and leases	$1,984	$2,055	$1,667	$1,858	$1,630	$1,984	$1,630
TDR nonaccrual loans and leases
Current TDRs	$549	$720	$422	$792	$706	$549	$706
Past Due TDRs	0	0	962	248	250	0	250
Total TDR nonaccrual loans and leases	$549	$720	$1,384	$1,040	$956	$549	$956
Total nonaccrual loans and leases	$2,533	$2,775	$3,051	$2,898	$2,586	$2,533	$2,586
Loans and leases >90 days past due, still accruing	0	0	0	0	218	0	218
Other real estate owned	2,438	3,115	3,229	4,810	5,541	2,438	5,541
Total nonperforming assets	$4,971	$5,890	$6,280	$7,708	$8,345	$4,971	$8,345

Allowance for loan and lease losses to loans and leases HFI	1.21%	1.23%	1.24%	1.25%	1.25%	1.21%	1.25%

Net charge-offs (recoveries)	$59	$(3)	$25	$60	$122	$57	$78
Net charge-offs (recoveries) to total loans and leases	0.01%	0.00%	0.00%	0.01%	0.02%	0.01%	0.01%

Total nonaccrual loans and leases to total loans and leases HFI	0.33%	0.38%	0.44%	0.42%	0.39%	0.33%	0.39%
Total nonperforming assets to total assets	0.47%	0.57%	0.63%	0.78%	0.87%	0.47%	0.87%
Total loans and leases to total deposits	84.06%	79.32%	81.06%	80.22%	81.66%	84.06%	81.66%
Total loans and leases to total assets	73.78%	70.20%	71.24%	69.97%	70.11%	73.78%	70.11%
Loans serviced for others	$363,489	$368,617	$371,956	$370,606	$292,222	$363,489	$292,222

Reconciliation of Non-GAAP Measures:
Pre-tax pre-provision operating earnings (non-GAAP):
Income before taxes (GAAP)	$2,934	$2,650	$2,769	$2,841	$2,277	$5,584	$4,311
Provision for credit losses	485	265	200	220	325	750	550
Pre-tax pre-provision net income	3,419	2,915	2,969	3,061	2,602	6,334	4,861
Securities (gains) losses, net	0	0	0	0	(184)	0	(467)
OREO valuations	58	119	140	0	103	177	110
OREO (gains) losses, (net)	26	(82)	(80)	(77)	14	(56)	26
Pre-tax pre-provision operating earnings (non-GAAP)	$3,503	$2,952	$3,029	$2,984	$2,535	$6,455	$4,530

Total core non-interest income (non-GAAP):
Non-interest income (GAAP)	$3,558	$3,298	$3,372	$3,691	$3,548	$6,856	$7,124
Securities (gains) losses, net	0	0	0	0	(184)	0	(467)
OREO (gains) losses, (net)	26	(82)	(80)	(77)	14	(56)	26
Total core non-interest income (non-GAAP)	$3,584	$3,216	$3,292	$3,614	$3,378	$6,800	$6,683

Tangible equity (non-GAAP):
Total equity (GAAP)	$91,896	$89,282	$87,184	$88,294	$87,327	$91,896	$87,327
Intangible assets (a)	5,709	5,770	5,830	5,901	5,972	5,709	5,972
Tangible equity (non-GAAP)	$86,187	$83,512	$81,354	$82,393	$81,355	$86,187	$81,355
Tangible Equity/Assets (non-GAAP)	8.12%	8.03%	8.21%	8.36%	8.46%	8.12%	8.46%
Tangible book value per share (non-GAAP)	$9.07	$8.79	$8.57	$8.68	$8.57	$9.07	$8.57

Return on average tangible common equity (non-GAAP):
Net income (GAAP)	$2,055	$1,872	$1,994	$1,894	$1,612	$3,927	$3,073
Amortization of intangibles, net of tax	42	43	51	47	50	85	101
Tangible net income available to shareholders (non-GAAP)	$2,097	$1,915	$2,045	$1,941	$1,662	$4,012	$3,174

Average equity	91,452	89,143	88,694	88,481	85,927	90,294	85,096
Average intangible assets (a)	5,748	5,809	5,876	5,946	6,018	5,778	6,053
Average tangible common equity (non-GAAP)	$85,704	$83,334	$82,818	$82,535	$79,909	$84,516	$79,043
Return on average tangible common equity (non-GAAP)	9.82%	9.32%	9.82%	9.36%	8.37%	9.57%	8.05%

(a)	Excludes mortgage servicing rights

Average Balances – Yield/Cost Analysis	Three Months Ended June 30,
	2017			2016
	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost
Interest earning assets:	(Dollars in thousands)
Loans receivable	$750,246	$8,701	4.60%	$657,301	$7,642	4.62%
Investments and deposits	224,965	1,392	2.83 (1)	218,228	1,356	2.82 (1)
Total earning assets	975,211	10,093	4.19 (1)	875,529	8,998	4.17 (1)
Nonearning assets	66,612			72,232
Total assets	$1,041,823			$947,761

Interest bearing liabilities:
Deposits	$714,938	830	0.47	$653,904	697	0.43
Borrowings	18,044	61	1.34	21,531	59	1.10
Junior subordinated debentures	10,310	127	4.87	10,310	142	5.43
Total interest bearing liabilities	743,292	1,018	0.55	685,745	898	0.52
Noninterest bearing demand deposits	201,511	-	-	170,244	-	-
Total sources of funds	944,803	1,018	0.43	855,989	898	0.42
Other liabilities	5,568			5,845
Stockholders’ equity	91,452			85,927
Total liabilities and equity	$1,041,823			$947,761

Net interest income		$9,075			$8,100

Interest rate spread (1)(2)			3.65%			3.64%
Net interest margin (1)(3)			3.78%			3.76%
Ratio of earning assets to interest bearing liabilities			131.20%			127.68%

	Six Months Ended June 30,
	2017			2016
	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost
Interest earning assets:	(Dollars in thousands)
Loans receivable	$729,510	$16,914	4.62%	$639,323	$14,834	4.60%
Investments and deposits	231,340	2,783	2.75 (1)	231,173	2,836	2.77 (1)
Total earning assets	960,850	19,697	4.17 (1)	870,496	17,670	4.12 (1)
Nonearning assets	67,177			72,736
Total assets	$1,028,027			$943,232

Interest bearing liabilities:
Deposits	$703,463	1,584	0.45	$647,682	1,367	0.42
Borrowings	20,105	123	1.22	27,422	132	0.97
Junior subordinated debentures	10,310	251	4.85	10,310	281	5.40
Total interest bearing liabilities	733,878	1,958	0.54	685,414	1,780	0.52
Noninterest bearing demand deposits	198,308	-	-	166,756	-	-
Total sources of funds	932,186	1,958	0.42	852,170	1,780	0.42
Other liabilities	5,547			5,966
Stockholders’ equity	90,294			85,096
Total liabilities and equity	$1,028,027			$943,232

Net interest income		$17,739			$15,890

Interest rate spread (1)(2)			3.63%			3.60%
Net interest margin (1)(3)			3.76%			3.71%
Ratio of earning assets to interest bearing liabilities			130.93%			127.00%

(1)	Shown as a tax-adjusted yield.
(2)	Represents the difference between the average yield on earning assets and the average cost of funds.
(3)	Represents net interest income divided by average earning assets.